UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
May 10, 2007
(Date of earliest event reported)
CONSOLIDATED WATER CO. LTD.
(Exact Name of Registrant as Specified in Charter)

Cayman Islands, B.W.I.	0-25248	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
The Regatta Office Park
Windward Three, 4th Floor
West Bay Road, P.O Box 1114
Grand Cayman KY1-1102
Cayman Islands
(Address of Principal Executive Offices)
(345) 945-4277
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On May 10, 2007, Consolidated Water Co. Ltd. (the “Company”) issued a press release (the “Initial Press Release”) announcing its results of operations for the first quarter ended March 31, 2007. A copy of the press release is attached as Exhibit 99.1 to this report. On May 14, 2007, the Company issued another release correcting the information in the Initial Press Release regarding the shareholder record date and payment date of the second quarter dividend. The additional release is attached as Exhibit 99.2 to this report. The information in this Item 2.02 and Exhibits 99.1 and 99.2 are not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 and are not incorporated by reference into any Securities Act registration statements.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
In August 2006, the SEC approved rule filings by NASDAQ that require all NASDAQ-listed issuers to have the ability to issue uncertificated shares by January 1, 2008. In order to comply with this requirement, at the Annual General Meeting of Shareholders of the Company held on May 11, 2007, the Company’s shareholders approved an amendment (the “Amendment”) to the Company’s Articles of Association to permit uncertificated shares of stock to be issued for one or more class or series of the shares of capital stock of the Company consistent with limitations imposed by law. Prior to the Amendment, the Company’s Articles of Association required that the stock of the Company be represented by certificates and did not allow the Company the flexibility to issue shares in uncertificated form. The Amendment was effective on May 11, 2007. The Company’s the Amendment is attached hereto as Exhibit 3.1.
Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits.

Exhibit No.	Description

3.1	Amendment to the Company’s Articles of Association.

99.1	Press release issued by the Company on May 10, 2007.

99.2	Press release issued by the Company on May 14, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED WATER CO. LTD.
By:	/s/ Frederick W. McTaggart
	Name:	Frederick W. McTaggart
	Title:	President and Chief Executive Officer

Date: May 14, 2007

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment to the Company’s Articles of Association.

99.1	Press release issued by the Company on May 10, 2007.

99.2	Press release issued by the Company on May 14, 2007.

4